Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Medical Products Announces Results of its

2021 Annual Meeting

Los Angeles, CA – (BUSINESS NEWSWIRE) – June 1, 2021 – Second Sight Medical Products, Inc. (NASDAQ: EYES) (the “Company” or “Second Sight”), a leading developer of implantable visual prosthetics that are intended to create an artificial form of useful vision for blind individuals, today announced results of its annual meeting held May 28, 2021.

Second Sight held its annual meeting online due to the COVID-19 pandemic.  60.98% of shareholders were present online or by proxy.  Shareholders voted on four proposals: (1) electing six (6) members of the Board of Directors, to serve until the next annual meeting of shareholders in 2022 or until their successors are duly elected and qualified, (2) ratifying the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for 2021, (3) approving, on a non-binding advisory basis, the compensation of our named executive officers, and (4) indicating, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.  The Board of Directors of the Company unanimously approved each of the Proposals and recommended that the shareholders approve each of the Proposals up for vote at the meeting.  The results are:

Proposal 1: The shareholders elected each of the six director nominees to the Board of Directors of the Company to serve until the 2022 Annual Meeting of Shareholders or until their successors have been duly elected and qualified, as follows:

Nominee	For	Withheld/ Abstentions	Broker Non-Votes
Gregg Williams	11,717,164	125,819	5,174,792
Aaron Mendelsohn	11,710,856	132,127	5,174,792
Jonathan Will McGuire	11,727,547	115,436	5,174,792
Matthew Pfeffer	11,728,271	114,712	5,174,792
Dean Baker	11,734,708	108,275	5,174,792
Alexandra Larson	11,728,992	113,991	5,174,792

Proposal 2: The shareholders, on an advisory basis, ratified the appointment of Gumbiner Savett Inc. as Second Sight’s independent registered public accounting firm for the year ending December 31, 2021, as follows:

For	Against	Abstentions	Broker Non-Votes
16,790,398	142,622	84,755	0

Proposal 3: The shareholders, on a non-binding basis, ratified the compensation of our named executive officers:

For	Against	Abstentions	Broker Non-Votes
11,546,765	207,655	88,563	5,174,792

Proposal 4: The shareholders, on an advisory basis, indicated the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers:

For
1 Yr.	11,651,980
2 Yr.	102,607
3 Yr.	46,399
Abstentions	41,997
Broker Non Vote	5,174,792

Scott Dunbar, acting Chief Executive Officer stated “We are continuing our Early feasibility study of our Orion Visual Cortical Prosthesis.  We have six subjects participating in the study at UCLA and Baylor college of medicine.  Some subjects have now reached the three-year mark with no new serious adverse events.  You may remember we had one serious adverse event early in the study that has been completely resolved.  We are behind in our testing due to a pause in the study for the COVID-19 pandemic.  We are finishing up our planned two-year testing with encouraging results.  The testing done shows that performance is good and stable over the duration of the study.”  “We are extremely excited about the progress we have made on our next generation Orion product.  At the same time, we are conducting an in depth review of our long term plans to ensure that the Orion product we bring to market is the best possible solution for our customers.  Further, we believe we can leverage our major advancements and world leadership in human neuromodulation implant technology beyond our focus on just curing blindness.” concluded Dunbar.

About the Orion Visual Cortical Prosthesis System

Leveraging Second Sight’s 20 years of experience in neuromodulation for vision, the Orion Visual Cortical Prosthesis System (Orion) is an implanted cortical stimulation device intended to provide useful artificial vision to individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease, and eye injury. Orion is intended to convert images captured by a miniature video camera mounted on glasses into a series of small electrical pulses. The device is designed to bypass diseased or injured eye anatomy and to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex, where it is intended to provide the perception of patterns of light. A six-subject early feasibility study of the Orion is currently underway at the Ronald Reagan UCLA Medical Center in Los Angeles and the Baylor College of Medicine in Houston. No peer-reviewed data is available yet for the Orion system.

About Second Sight Medical Products, Inc.

Second Sight Medical Products, Inc. (Nasdaq: EYES) develops implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals. The Company’s headquarters are in Los Angeles, California. More information is available at secondsight.com.

Safe Harbor

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Second Sight’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) legal claims or proceedings relating to Second Sight’s termination of the Memorandum of Understanding with Pixium Vision and costs relating thereto; (2) changes in applicable laws or regulations; (3) the possibility that Second Sight may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of COVID-19 on Second Sight’s business; and (5) other risks and uncertainties indicated from time to time in Second Sight’s Form 10-K for the year ended December 31, 2020, as amended, including those under “Risk Factors” therein, and in Second Sight’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Second Sight considers immaterial or which are unknown. A further list and description of risks and uncertainties can be found in Second Sight’s Annual Report on Form 10-K, filed on March 16, 2021, as amended on April 14, 2021 and on April 27, 2021, and Form 10-Q filed on May 13, 2021, and as thereafter amended. Any forward-looking statement made by us in this press release is based only on information currently available to Second Sight and speaks only as of the date on which it is made. Second Sight undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations:

Scott Dunbar

Investor Relations:

investors@secondsight.com

(818) 833-5000